Exhibit T3A-2

F0101 - Page 1 of 2	OFFICE OF THE MISSISSIPPI SECRETARY OF STATE P.O. BOX 136, JACKSON, MS 39205-0136 (601) 359-1333 Certificate of Amendment

The undersigned corporation, pursuant to Senate Bill No. 2395, Chapter 402, Laws of 1994, hereby executes the following Certificate of Amendment and sets forth:

1.	Name of the Limited Liability Company

  Performance Drilling Company LLC

2. The future effective date is (Complete if applicable)

3.	The amendment to the certificate is as follows:

  Exhibit “A” to the Certificate of Formation is deleted and replaced with

  Exhibit “A” attached hereto

By:	Signature	(Please keep writing within blocks)

	Printed Name	Title

Street and Mailing Address

Physical Address	125 S. Congress Street, Suite 1610

P.O. Box

City, State, ZIPS, ZIP4	Jackson	MS	39201 -

Rev. 01/96

Exhibit T3A-2

F0101 - Page 2 of 2	OFFICE OF THE MISSISSIPPI SECRETARY OF STATE P.O. BOX 136, JACKSON, MS 39205-0136 (601) 359-1333 Certificate of Amendment

By:	Signature	(Please keep writing within blocks)

	Printed Name	Title

Street and Mailing Address

Physical Address

P.O. Box

City, State, ZIPS, ZIP4

Rev. 01/96

EXHIBIT “A”

TO

CERTIFICATE OF FORMATION

OF

PERFORMANCE DRILLING COMPANY LLC

7. A manager of the limited liability company shall not be liable to the limited liability company or its members for money damages for any action taken, or any failure to take any action, as a manager, except liability for: (i) the amount of a financial benefit received by a manager to which he is not entitled; (ii) an intentional infliction of harm on the limited liability company or the members; (iii) an intentional violation of criminal law; (iv) a violation of §79-29-611 of the Mississippi Code (1972), as amended; (v) the amount of a distribution in violation of §79-29-813(1) of the Mississippi Code (1972), as amended; or (vi) any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing.

Full management of the limited liability company is delegated to and vested in the manager or managers of the limited liability company in accordance with this Certificate of Formation and the operating agreement of the limited liability company, if any.

Signed for identification:

David G. Farmer
Manager

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